EXHIBIT 21
SUBSIDIARIES

Subsidiaries (A)	Subsidiary Jurisdiction
501 Airtech Parkway LLC	Indiana
2601 Metropolis Corp.	Indiana
Axess Communication Sp. z o. o	Poland
BPHG LLC	Indiana
Brightpoint (South Africa) (Proprietary) Limited	South Africa
Actify LLC	Indiana
Brightpoint Africa (Proprietary) Limited	South Africa
Brightpoint Australia Pty Ltd	Australia
Brightpoint Austria GmbH	Austria
Brightpoint Austria Holding GmbH	Austria
Brightpoint Belgium N.V	Belgium
Brightpoint de Colombia Inc. Sucursal Colombiana[1]	Colombia
Brightpoint de Colombia Limited	British Virgin Islands
Brightpoint de Guatemala S.A.	Guatemala
Brightpoint de Mexico, S.A. de C.V	Mexico
Brightpoint de Venezuela, C.A	Venezuela
Brightpoint Denmark A/S	Denmark
Brightpoint Distribution LLC	Indiana
Brightpoint Einkauf GmbH	Germany
Brightpoint EMA B.V	Netherlands
Brightpoint Europe A/S	Denmark
Brightpoint European Regional Services, SLU	Spain
Brightpoint Finland Oy	Finland
Brightpoint France SAS	France
Brightpoint Germany GmbH	Germany
Brightpoint Germany Holding GmbH	Germany
Brightpoint Germany Operations GmbH	Germany
Brightpoint Global Holdings C.V.	Netherlands
Brightpoint Global Holdings II, Inc	Indiana
Brightpoint GmbH	Germany
Brightpoint Great Britain Limited	United Kingdom
Brightpoint Holding Spain S.L.	Spain
Brightpoint Holdings B.V	Netherlands
Brightpoint India Private Limited	India
Brightpoint International (Asia Pacific) Pte. Ltd	Singapore
Brightpoint International Ltd	Delaware
Brightpoint Italy Srl.	Italy
Brightpoint Latin America, Inc	Indiana
Brightpoint (Luxembourg) Sarl	Luxembourg
Brightpoint Middle East FZE	United Arab Emirates
Brightpoint Netherlands B.V.	Netherlands
Brightpoint New Zealand Limited	New Zealand
Brightpoint North America L.P	Delaware
Brightpoint North America, Inc	Indiana
Brightpoint Norway AS	Norway
Brightpoint Pakistan (Pvt.) Limited	Pakistan
Brightpoint Philippines Limited	British Virgin Islands
Brightpoint Poland Sp.z.o.o.	Poland
Brightpoint RUS LLC	Russian Federation
Brightpoint Services, LLC	Indiana
Brightpoint Singapore Pte. Ltd.	Singapore
Brightpoint Slovakia s.r.o	Slovak Republic
Brightpoint Smart Phone A/S	Denmark
Brightpoint Solutions de Mexico, S.A. de C.V	Mexico
Brightpoint Solutions FZE	United Arab Emirates
Brightpoint Spain S.L.	Spain
Brightpoint Sweden AB	Sweden

[1]	a branch of Brightpoint de Colombia Limited

Subsidiaries (A)	Subsidiary Jurisdiction
Brightpoint Sweden Holding AB	Sweden
Brightpoint Switzerland S.A.	Switzerland
Brightpoint Telekomünikasyon Daðýtým ve Lojistik Hizmetleri Sanayi ve Ticaret Limited Sirketi	Turkey
Brightpoint Thailand, Inc	Indiana
Brightpoint Zimbabwe (Private) Limited	Zimbabwe
Busc Person Canarias S.L.	Spain
Dangaard Telecom Hungary Kft	Hungary
Dangaard Telecom Portugal S.A.	Portugal
Eclipse Support S.L.	Spain
Grupo Busc Person Telecomunicaciones S.L.	Spain
Mobile Telecom Sweden AB	Sweden
Moobi Norway AS	Norway
Persequor Holdings I Ltd.	British Virgin Islands
Persequor Limited	British Virgin Islands
Sequor Systems Ltd	British Virgin Islands
Shop4all Sverige AB	Sweden
Wireless Fulfillment Services Holdings, Inc	Delaware
Wireless Fulfillment Services LLC	California

(A)	Each of the named subsidiaries is not necessarily a “significant subsidiary” as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” at the end of the year covered by this report.